                                                                    Exhibit 99.1

                           News Release
--------------------------------------------------------------------------------

[PAXAR LOGO]

                           PAXAR CORPORATION                For additional
                           105 Corporate Park Drive         information contact:
                           White Plains, NY 10604           BOB POWERS
                           914.697.6800                     Vice President
                                                            Investor Relations
                                                            914.697.6862



FOR IMMEDIATE RELEASE

                            PAXAR CORPORATION REPORTS
                           FIRST QUARTER 2003 RESULTS

WHITE PLAINS, NY, APRIL 29, 2003 - PAXAR CORPORATION (NYSE: PXR) today reported its results for the quarter ended March 31, 2003. Sales were $163 million versus $153 million for the quarter ended March 31, 2002, an increase of 7 percent. The impact of foreign exchange rates contributed 4 percentage points to the increase. First quarter net income was $1.4 million or $0.03 per share as compared with $7.5 million or $0.19 per share in 2002. The 2003 quarter results included restructuring and other charges totaling $3.1 million ($2.4 million, net of income taxes, or $0.06 per share) in connection with the consolidation of operations and headcount reductions.

First quarter gross margin was 37.4% in 2003 compared to 38.8% in 2002. Selling, general and administrative expenses ("SG&A") totaled $53.2 million in the quarter, which included a $1.1 million increase due to foreign exchange effects, compared to $46.6 in 2002.

At March 31, 2003, cash and cash equivalents were $60 million and total debt was $185 million. At December 31, 2002, cash and cash equivalents were $50 million and total debt was $167 million. During the quarter, the Company repurchased 469,300 shares at a total cost of $5.1 million. There is $28 million of share repurchase authorization remaining as of this date.

Paul J. Griswold, President and Chief Executive Officer, said, "As we entered 2003, we were cautious about worldwide economic conditions and did not expect significant improvement in retail and apparel markets. Despite the difficult environment, we were able to increase sales over the prior year through our continued focus on providing value-added products and solutions. Our businesses outside the Americas performed well with sales up 9 percent net of foreign exchange effects; however, sales in the Americas declined 4 percent."
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PAXAR - Page 2


Mr. Griswold added, "During the first quarter we implemented initiatives addressing both gross margin and SG&A. These initiatives, which required a charge of $3.1 million in the quarter, will result in savings of approximately $4 million in 2003 and approximately $6 million annually beginning in 2004."

Mr. Griswold continued, "We have identified additional actions to drive toward our goal of $8 - $10 million in annual SG&A reduction and a return to a double-digit operating margin. For the full year 2003, we will eliminate approximately 350 positions and continue the consolidation of our manufacturing operations. Beginning in 2004, we expect to achieve annual SG&A savings of approximately $9.5 million. For the actions taken to date and those currently planned for the balance of 2003, we expect to incur charges totaling approximately $6 million."

Mr. Griswold concluded, "As we take the necessary steps to reduce the cost of our infrastructure and improve operating efficiency, we anticipate second quarter 2003 earnings per share excluding restructuring charges to be $0.18 - $0.22 on sales in the range of $168 - $173 million. For the year, we estimate sales of $665 - $680 million and earnings per share of $0.70 - $0.80, excluding the effect of restructuring charges. Including the effect of restructuring charges, we estimate earnings per share of $0.58 - $0.68."

Paxar is a global leader in providing innovative merchandising systems to retailers and apparel manufacturers. Paxar's concept to checkout capabilities, global manufacturing operations, worldwide distribution network and brand recognition are enabling the Company to expand its competitive advantage and market share.

Statements in this release about the future outlook related to Paxar Corporation involve a number of factors affecting the Company's businesses and operations, which could cause actual future results to differ materially from those contemplated by forward-looking statements. Forward-looking statements include those indicated by words such as "project" and "expect." Affecting factors include general economic conditions, the performance of the Company's operations within its prevailing business markets around the world, and the impact of SARS, as well as other factors set forth in Paxar's 2002 Form 10-K Annual Report.

                          FOR MORE INFORMATION ON PAXAR
                     CALL INVESTOR RELATIONS - 914.697.6862
                         OR VISIT OUR COMPANY'S WEB SITE
                                  WWW.PAXAR.COM

                         - FINANCIAL TABLES TO FOLLOW -
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PAXAR - PAGE 3

PAXAR CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                     Three Months Ended
                                                          March 31,
                                                   ----------------------
                                                    2003            2002
                                                   -------        -------
                                                        (Unaudited)
Sales                                              $ 163.0        $ 152.7
Cost of sales                                        102.0           93.5
                                                   -------        -------
    Gross profit                                      61.0           59.2
Selling, general and administrative expenses          53.2           46.6
Restructuring and other charges                        3.1             --
                                                   -------        -------
    Operating income                                   4.7           12.6
Interest expense, net                                  2.9            2.5
                                                   -------        -------
    Income before taxes                                1.8           10.1
Taxes on income                                        0.4            2.6
                                                   -------        -------
    Net income                                     $   1.4        $   7.5
                                                   =======        =======
Basic earnings per share                           $  0.04        $  0.19
Diluted earnings per share                         $  0.03        $  0.19
                                                   =======        =======
Weighted average shares outstanding:
   Basic                                              39.1           39.2
   Diluted                                            39.7           40.2
                                                   =======        =======
Ratios
  Gross margin                                        37.4%          38.8%
  SG&A to sales                                       32.6%          30.5%
  Operating margin                                     2.9%           8.3%
  Net margin                                           0.9%           4.9%
                                                   =======        =======
Effective tax rate                                    23.0%          25.7%
                                                   =======        =======



                                     -more-
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PAXAR - PAGE 4

PAXAR CORPORATION
Consolidated Balance Sheets
---------------------------
(in millions)


                                              March 31,            December 31,
                                                2003                   2002
                                               ------                 ------
                                             (Unaudited)
ASSETS
Current assets:
Cash and cash equivalents                      $ 59.8                 $ 49.6
Accounts receivable                             106.1                  106.8
Inventories                                      88.5                   83.8
Deferred income taxes                            10.4                   10.5
Other current assets                             16.6                   14.3
                                               ------                 ------
     Total current assets                       281.4                  265.0
                                               ------                 ------
Property, plant and equipment, net              155.6                  154.9
Goodwill and other intangibles, net             198.6                  197.7
Other assets                                     21.9                   22.0
                                               ------                 ------
                                               $657.5                 $639.6
                                               ======                 ======
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Due to banks                                   $  5.4                 $  2.1
Current maturities of long-term debt              0.1                    0.1
Accounts payable and accrued liabilities         90.9                   94.5
Accrued taxes on income                          12.8                   13.9
                                               ------                 ------
     Total current liabilities                  109.2                  110.6
                                               ------                 ------
Long-term debt                                  179.8                  164.5
Deferred income taxes                            12.4                   12.1
Other liabilities                                15.0                   14.8
Shareholders' equity                            341.1                  337.6
                                               ------                 ------
                                               $657.5                 $639.6
                                               ======                 ======